UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 28, 2013

TRIPADVISOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35362	80-0743202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Needham Street

Newton, MA 02464

(Address of principal executive offices) (Zip code)

(617) 670-6300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 28, 2013 (the “Grant Date”), the Section 16 Committee of the Board of Directors of TripAdvisor, Inc., a Delaware corporation (the “Company”), granted to Stephen Kaufer, the Company’s President and Chief Executive Officer, a Nonqualified Stock Option (“Option”) to purchase 1,100,000 shares of the Company’s common stock, par value $0.001 per share (the “Option Shares”), pursuant to the terms of the Company’s 2011 Stock and Annual Incentive Plan, as amended. The Option Shares shall vest equally on each of the fourth and fifth anniversaries of the Grant Date, subject to Mr. Kaufer’s continuous employment with, or performance of services for, the Company or one of its subsidiaries or affiliates and his being in good standing through each vesting date. The exercise price for the Option Shares shall be $72.52, the closing price of the Company’s common stock as reported on Nasdaq on the Grant Date. The Option shall expire on the seventh anniversary of the Grant Date. While the Company typically makes annual equity grants to its executive officers, in recognition of the size of the Option, the Section 16 Committee has indicated that the expectation is that Mr. Kaufer would not be eligible for another equity grant until August 28, 2017.

In consideration of the grant of the Option, Mr. Kaufer shall be bound by non-competition and non-solicitation covenants that shall apply during his employment and until 18 months immediately following the termination of his employment for any reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPADVISOR, INC.

By:	/s/ Seth J. Kalvert
Seth J. Kalvert
Senior Vice President, General Counsel and Secretary

Dated: August 30, 2013

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